Exhibit 99

[LOGO]

For Immediate Release

Contact:	Aimee D. Levine	Derek Irwin
	VP, Corporate Communications	SVP, Finance
	Ziff Davis Holdings Inc.	Ziff Davis Holdings Inc.
	(212) 503-4881	(212) 503-3460
	aimee_levine@ziffdavis.com	Derek_irwin@ziffdavis.com

Ziff Davis Reports First Quarter 2003 Results

Company Continues Turnaround, Posting Third Consecutive Quarter of Positive EBITDA

NEW YORK, April 30, 2003 – Ziff Davis Holdings Inc., the ultimate parent company of Ziff Davis Media Inc., today reported financial results for the quarter ended March 31, 2003. The Company reported consolidated earnings before interest expense, provision for income taxes, depreciation expense, amortization expense and non-recurring charges (“EBITDA”)¹ of $1.6 million for the quarter ended March 31, 2003, compared to $(5.7) million of consolidated EBITDA losses for the prior year period. This marked the Company’s third consecutive quarter of positive EBITDA.

Consolidated statements of operations for the quarters ended March 31, 2003 and 2002, respectively, and condensed consolidated balance sheets at March 31, 2003 and December 31, 2002 are set forth at the end of this release.

“Our investments and focus on our core audiences and customers continued to gain traction and enabled us to have an encouraging first quarter despite the challenging economic and geo-political environments,” said Robert F. Callahan, Chairman and CEO. “We also continued to implement new operating efficiencies and develop creative programs that will position the Company for sustained growth. Ziff Davis is well situated to capitalize on the inevitable market turnaround that is long overdue for the tech sector.”

Ziff Davis Holdings Earnings Release

Financial Summary for the Quarter Ended March 31, 2003

	ESTABLISHED BUSINESSES SEGMENT (Restricted Subsidiaries)		DEVELOPING BUSINESSES SEGMENT (Unrestricted Subsidiaries)		CLOSED TITLES (2)		TOTAL COMPANY
$ millions	2003	2002	2003	2002	2003	2002	2003	2002
Revenue	$36.1	$41.3	$6.0	$3.2	$—	$9.6	$42.1	$54.1
EBITDA (1)	4.7	7.8	(3.1)	(8.0)	—	(5.5)	1.6	(5.7)

Established Businesses Segment (Ziff Davis Publishing Inc.)

The established businesses segment (excluding titles closed during 2002 for comparability purposes) is comprised of eight of the Company’s magazine publications. Revenue for the established businesses segment for the first quarter ended March 31, 2003, was $36.1 million, down 12.6% or $5.2 million compared to $41.3 million in the same period last year. The decrease was primarily due to a change in the publishing calendar of PC Magazine, which published one fewer issue for the quarter ended March 31, 2003 compared to the same prior year period. As a result, PC Magazine will publish one extra issue in the third quarter of 2003 versus 2002 such that the total number of issues will remain at 22 in 2003. In addition, the Company’s revenues for its other publications were impacted to a lesser extent by the effects of the continued soft technology advertising market during the first quarter of 2003. As a result, total paid advertising pages for the established businesses segment’s print publications decreased 10.4% for the first quarter ended March 31, 2003, again primarily reflecting the one fewer issue published for PC Magazine plus the impact of economic uncertainty and delayed client spending in the Company’s other publications.

Cost of production for the established businesses segment for the first quarter ended March 31, 2003, was $14.5 million, down 9.4% or $1.5 million, compared to $16.0 million in the prior year period. The decrease primarily relates to lower manufacturing and paper costs as a result of publishing the one fewer issue of PC Magazine for the quarter ended March 31, 2003, combined with the effects of a reduction in the total number of advertising and editorial pages in our other publications and savings achieved through implementation of several new production and distribution initiatives. These cost decreases were partially offset by higher distribution costs due to the 9.9% U.S. Postal Service increase in July 2002.

Ziff Davis Holdings Earnings Release

Selling, general and administrative expenses for the established businesses segment were $16.9 million for the first quarter ended March 31, 2003, down 3.4% or $0.6 million from $17.5 million in the same period last year. The decline is primarily due to lower workforce, facilities and other cost savings achieved as a result of the Company’s 2002 cost reduction program.

Developing Businesses Segment (Ziff Davis Development Inc. and Ziff Davis Internet Inc.)

The developing businesses segment (excluding titles closed during 2002 for comparability purposes) is comprised of two magazines (Baseline and CIO Insight) launched in 2001 and the Company’s nine Internet sites, most of which were also started in 2001. Revenue for the developing businesses segment for the first quarter ended March 31, 2003, was $6.0 million, compared to $3.2 million in the same period last year, reflecting a $2.8 million or 87.5% improvement. The increase primarily relates to growing advertising revenue for both of the new magazines and the Company’s Internet operations as all of these properties have gained increasing advertiser acceptance by their customers. In addition, Baseline increased its publication frequency in the first quarter of 2003 by one issue and is now publishing 12 issues per year. As a result, total paid advertising pages for the developing businesses segment’s two print publications increased by 108 pages or 75.2% for the first quarter ended March 31, 2003.

Cost of production for the developing businesses segment was $0.7 million for the first quarter ended March 31, 2003, down 41.7% or $0.5 million from $1.2 million in the same prior year period. The decrease is primarily due to significantly reduced Internet infrastructure and operating costs resulting from 2002 workforce reductions and more favorable third party supplier contracts.

Selling, general and administrative expenses for the developing businesses segment were $8.4 million for the first quarter ended March 31, 2003, down 16.0% or $1.6 million from $10.0 million in the same prior year period. The decrease, primarily in the area of Internet editorial expenses, is a result of the Company’s 2002 cost reduction program.

Ziff Davis Holdings Earnings Release

Closed Titles (First Quarter 2002)

Revenue and consolidated EBITDA losses for closed titles were $9.6 million and $(5.5) million, respectively, for the first quarter ended March 31, 2002. Results for closed titles during the first quarter 2002 include three magazine publications and certain other developmental businesses and related online properties.

Cash Position and Working Capital Management

As of March 31, 2003, the Company had $36.5 million of cash and cash equivalents, representing a $4.8 million use of cash in the first quarter 2003 versus the $41.3 million cash balance at December 31, 2002. This cash reduction primarily reflects the seasonal and cyclical reduction in advertising billings and collections for the first quarter of 2003 and was partially offset by improvements in cash flows from increased EBITDA and accelerated collection of accounts receivable. The Company continued its emphasis on improving working capital and cash flow during the first quarter of 2003, resulting in its Days Sales Outstanding (“DSO”) at March 31, 2003 decreasing to 45 DSO compared to 58 DSO at March 31, 2002.

Quarter Operating Highlights and Milestones

PC Magazine Group

•	Ranked #1 with a 59.1% market share and gained 20 new advertisers
•	PCMag.com posted a 37.8% increase in unique visitors in the first quarter of 2003 versus year ago
•	Introduced a new section titled “Premier” targeting new and emerging technology companies

Game Group

•	Ranked #1 with a 47.1% market share
•	Computer Gaming World ad pages increased 5.2% from 164 pages in 2002 to 173 pages in 2003
•	Announced that GMR will increase its rate base from 225,000 to 425,000 as of the September 2003 issue. GMR has sold over 250,000 subscriptions since its debut in January 2003
•	Announced the second consecutive year of publishing the exclusive show daily for the Electronic Entertainment Expo (E³), the industry’s largest and most important event

Ziff Davis Holdings Earnings Release

Enterprise Group

•	Outpaced the competitive set posting a 15.5% ad page increase, from 461 pages in 2002 to 533 pages in 2003
•	eWEEK
o	Finished the quarter with a 19.1% market share versus 17.9% year ago
o	Introduced a new print format in April 2003, benefiting readers and advertisers in three ways: 15.0% more editorial pages, enhanced functionality and additional circulation qualifiers
o	Attracted a record number of entries to its third annual Excellence Awards with over 760 companies submitting applications
o	eWEEK.com posted a 45.8% increase in unique visitors in the first quarter of 2003 compared to a year ago
•	Baseline
o	Doubled ad pages from 55 pages in 2002 to 112 pages in 2003
o	Ended the quarter with 18 new advertisers
o	Baselinemag.com increased unique visitors by 52.3% compared to the prior year
o	Underscored its editorial leadership by winning a prestigious Jesse H. Neal National Business Journalism Award for the second consecutive year
•	CIO Insight
o	Increased first quarter ad pages by 10.8% versus year ago
o	Increased revenue by 39.3% versus prior year, ending the quarter with 40 new customers
o	CIOInsight.com increased unique visitors by 56.3% in the first quarter of 2003 compared to year ago
o	Announced its second annual Partners in Alignment Award, honoring companies that best align IT with business strategy

Internet Group

•	Posted strong traffic growth across all websites, increasing unique visitors by 58.9% and page views by 53.3% in 2003 versus prior year
•	Revenue increased by 87.2% versus year ago, ending the quarter with 31 new advertisers
•	The eSeminars™ business posted a 47.0% increase in revenue compared to prior year
•	Launched the Security Supersite (security.ziffdavis.com) and Wireless Supersite (wireless.ziffdavis.com) as additional targeted b-to-b sites focusing on specific product technologies
•	Launched two new e-mail newsletters: Wireless Update and TechSaver

Ziff Davis Holdings Earnings Release

Circulation

•	Increased list rental revenues 27.3% versus year ago
•	Circulation subscriber gains via the Internet also continued to grow as online subscribers represented 51.0% of all subscribers acquired
•	eWEEK and Baseline magazines each won a Circulation Excellence Award from Circulation Management magazine

Business Outlook

Reflecting improved seasonality and the Company’s reduced operating cost structure, the Company anticipates that consolidated EBITDA for the second quarter of 2003 for Ziff Davis Holdings Inc. will be in the range of $5.0 million to $7.0 million. This compares to a $(0.5) million consolidated EBITDA loss for the quarter ended June 30, 2002.

“Although there have been some indications that the tech advertising sector is improving slightly, the market remains tough and looks like it will continue to be that way for the balance of 2003,” said Bart W. Catalane, CFO and COO. “As a result, we continue to focus heavily on managing costs while also seeking out and investing in those areas with attractive returns that will accelerate our revenue and cash flow growth once the market recovers.”

Investor Conference Call

The conference call is scheduled for 3:00 PM EDT on Wednesday, April 30, 2003. Individuals wishing to participate can join the conference call by dialing 1-877-915-2769 for domestic calls and 1-630-395-0021 for international calls at 2:50 PM EDT and giving the operator the following information: Company: Ziff Davis Holdings Inc.; Passcode: Ziff Davis Holdings; Leader: Bart Catalane. For those who are unable to participate in the live call, the conference call will be recorded and available by telephone from 6:00 PM EDT on April 30, 2003, to 6:00 PM EDT on May 5, 2003. Persons interested in listening to the recorded call should dial 1-800-754-7907 for domestic calls and 1-402-220-0367 for international calls.

Ziff Davis Holdings Earnings Release

About Ziff Davis Holdings Inc.

Ziff Davis Holdings Inc. is the ultimate parent company of Ziff Davis Media Inc. Ziff Davis Media Inc. is a special interest media company focused on the technology and game markets. In the United States, the company publishes 10 industry leading business and consumer magazines: PC Magazine, eWEEK, Baseline, CIO Insight, Electronic Gaming Monthly, Computer Gaming World, Official U.S. PlayStation Magazine, GameNow, Xbox Nation and GMR. There are 38 foreign editions of Ziff Davis Media’s publications produced and distributed in 63 countries worldwide. In addition to producing companion websites for all of its magazines, the company develops tech enthusiast sites such as ExtremeTech.com. Ziff Davis Media provides custom publishing and end-to-end marketing solutions through its Integrated Media Group, industry analyses through Ziff Davis Market Experts and produces eSeminars and webcasts. For more information, visit www.ziffdavis.com.

Forward-Looking Statements

Except for historical information contained herein, all statements made in this release, including statements about anticipated future operating results, cash balances and cost savings, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties include the potential deterioration of the economic climate in general or with respect to the markets in which we operate, risks associated with acquisitions, competition and seasonality and the other risks discussed in our Annual Report on Form 10-K and our other filings made with the Securities and Exchange Commission (which are available from the Company or at http://www.sec.gov), which discussions are incorporated in this release by reference. These forward-looking statements speak only as of the date of this release. After the issuance of this release, the Company might come to believe that certain forward-looking statements contained in this release are no longer accurate. The Company shall not have any obligation, however, to release publicly any corrections or revisions to any forward-looking statements contained in this release.

ZIFF DAVIS HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended March, 31, 2003
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue, net	$36,128	$5,963	$42,091
Operating expenses:
Cost of production	14,542	664	15,206
Selling, general and administrative expenses	16,907	8,395	25,302
Depreciation and amortization of property and equipment	2,355	546	2,901
Amortization of intangible assets	4,212	—	4,212

Total operating expenses	38,016	9,605	47,621

Loss from operations	(1,888)	(3,642)	(5,530)

Gain on sale of subsidiary	—	65	65
Interest expense, net	5,011	—	5,011

Loss before income taxes	(6,899)	(3,577)	(10,476)

Income tax provision	250	—	250

Net loss	$(7,149)	$(3,577)	$(10,726)

EBITDA (1)	$4,679	$(3,096)	$1,583

	Three Months Ended March, 31, 2002
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue, net	$48,405	$5,744	$54,149
Operating expenses:
Cost of production	19,516	1,524	21,040
Selling, general and administrative expenses	23,755	15,034	38,789
Depreciation and amortization of property and equipment	4,750	992	5,742
Amortization of intangible assets	4,813	—	4,813

Total operating expenses	52,834	17,550	70,384

Loss from operations	(4,429)	(11,806)	(16,235)

Interest expense, net	12,835	—	12,835

Loss before income taxes	(17,264)	(11,806)	(29,070)

Income tax provision	201	15	216

Net loss	$(17,465)	$(11,821)	$(29,286)

EBITDA (1)	$5,134	$(10,814)	$(5,680)

ZIFF DAVIS HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2003	December 31, 2002
Assets:
Cash and cash equivalents	$36,531	$41,290
Accounts receivable, net	27,084	30,596
Property and equipment, net	21,084	23,481
Intangible assets, net	272,164	276,376
Other assets, net	22,866	22,669

Total assets	$379,729	$394,412

Liabilities and stockholders’ deficit:
Accounts payable and accrued expenses	$63,095	$69,943
Unexpired subscriptions and deferred revenue, net	34,021	34,237
Long-term debt	304,261	301,266
Other long-term liabilities	98,218	100,909
Other liabilities	13,735	11,243

Total liabilities	513,330	517,598
Redeemable preferred stock	689,124	673,577
Stockholders’ deficit	(822,725)	(796,763)

Total liabilities and stockholders’ deficit	$379,729	$394,412

ZIFF DAVIS HOLDINGS INC.

Revenue and EBITDA Reconciliations

(in thousands)

(unaudited)

	Three Months Ended March 31, 2003
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue – continuing businesses	$36,128	$5,963	$42,091
Revenue – closed titles (2)	—	—	—

Total Revenue	$36,128	$5,963	$42,091

EBITDA – continuing businesses	$4,679	$(3,096)	$1,583
EBITDA – closed titles (2)	—	—	—

Total EBITDA (1)	$4,679	$(3,096)	$1,583
Adjustments to reconcile to Loss from operations:
Depreciation and amortization of property and equipment	2,355	546	2,901
Amortization of intangible assets	4,212	—	4,212

Loss from operations	$(1,888)	$(3,642)	$(5,530)

	Three Months Ended March 31, 2002
	Established Businesses Segment (Restricted Subsidiaries)	Developing Businesses Segment (Unrestricted Subsidiaries)	Consolidated
Revenue – continuing businesses	$41,342	$3,187	$44,529
Revenue – closed titles (2)	7,063	2,557	9,620

Total Revenue	$48,405	$5,744	$54,149

EBITDA – continuing businesses	$7,823	$(7,973)	$(150)
EBITDA – closed titles (2)	(2,689)	(2,841)	(5,530)

Total EBITDA (1)	$5,134	$(10,814)	$(5,680)
Adjustments to reconcile to Loss from operations:
Depreciation and amortization of property and equipment	4,750	992	5,742
Amortization of intangible assets	4,813	—	4,813

Loss from operations	$(4,429)	$(11,806)	$(16,235)

Ziff Davis Holdings Inc.

Endnotes:

(1) EBITDA is defined as income before provision for income taxes, interest expense, depreciation expense, amortization expense and non-recurring charges. Non-recurring charges include the write-down of intangible assets and restructuring charges (cash and non-cash). The write-down of intangible assets and restructuring charges are not included in EBITDA as management considers the charges to be items not indicative of the performance of its underlying businesses. The cash restructuring charges excluded from prior year EBITDA were zero, $5.7 million, $11.4 million, and $25.9 million for the four quarters of 2002, respectively. EBITDA, as defined, is not a measure of performance under generally accepted accounting principles (GAAP), and EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities or other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. EBITDA is presented because it is commonly used by certain investors and analysts to analyze a company’s ability to service debt. EBITDA (subject to certain adjustments) is also a component of our debt compliance calculations. However, our method of computation may not be comparable to similarly titled measures of other companies. The most directly comparable financial measure under GAAP to EBITDA is income or Loss From Operations. A reconciliation between EBITDA and Loss From Operations is included in the table on page 10 of this release.

(2) Closed titles include the results of operations from publications and related websites, joint ventures and other businesses, which either ceased production or were sold. In 2002, The Net Economy, Ziff Davis SMART BUSINESS, Yahoo! Internet Life and related websites were closed and eTESTING LABS Inc. was sold.

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